EXHIBIT 99.27

The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The  information  contained  herein will be superseded by the description of the
mortgage  loans  contained  in  the  prospectus  supplement.   Such  information
supersedes the information in all prior collateral term sheets, if any.

FICO/LTV Strats

Looking for the % of UPB in each of the cells below

The Sum of the values in the two cross-tabs below will equal 100%

1st mortgages
                   FICO
LTV                >700   651-700   601-650      551-600      501-550        450-500           <450            Total
>100               0.00   0.00            0.00         0.00         0.00           0.00         0.00           0.00
90.01-100          0.00   0.00        71904.04  15319207.46 113052970.46    85958178.62  31102123.05   245504383.63
80.01-90           0.00   0.00     10173365.17  69531488.66  88407790.36    41326288.98  15667294.91   225106228.08
70.01-80           0.00   0.00     11250942.61  28530174.46  44672932.71    27495150.78  18559573.84   130508774.40
60-70              0.00   0.00      4521826.47  10032650.78  15273979.10     7062379.24   3680049.86    40570885.45
<60                0.00   0.00      3018397.25   6987280.58   9785048.39     4715105.10   3222813.02    27728644.34
                   0.00   0.00     29036435.54 130400801.94 271192721.02   166557102.72  72231854.68   669418915.90


2nd Mortgages
                   FICO
LTV                >700   651-700   601-650      551-600      501-550        450-500           <450            Total
>100               0.00   0.00            0.00         0.00         0.00           0.00         0.00           0.00
90.01-100          0.00   0.00            0.00    174672.23   8243015.97     3241295.10    541976.67    12200959.97
80.01-90           0.00   0.00        87758.72    398912.90   1903652.31      321180.32     40088.12     2751592.37
70.01-80           0.00   0.00            0.00    529564.18    891841.11      344355.24     94315.95     1860076.48
60-70              0.00   0.00            0.00    304010.77    412267.29       49955.48         0.00      766233.54
<60                0.00   0.00            0.00    234240.76         0.00       65125.16         0.00      299365.92
                   0.00   0.00        87758.72   1641400.84  11450776.68     4021911.30    676380.74    17878228.28

Rating Agency Summary

        Loss Coverage Levels    moodys   fitch           s&p
                                                         Fixed          ARM

             BBB+
             BBB
             BBB-
             BB
             B